QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus and Prospectus Supplement of Emergency Medical Services Corporation for the registration of Class A Common Stock and to the incorporation by reference therein of our reports dated February 17, 2009, with respect to the consolidated financial statements of Emergency Medical Services Corporation as of December 31, 2008 and 2007 and for the three years in the period ended December 31, 2008, and the effectiveness of Emergency Medical Services Corporation's internal control over financial reporting as of December 31, 2008, included in Emergency Medical Services Corporation's Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
November 17, 2009

QuickLinks

Consent of Independent Registered Public Accounting Firm